Exhibit 99.1

PRESS RELEASE

1801 Russellville Road Bowling Green, Kentucky 42101 Holley.com

HOLLEY REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS; EARLY STAGES OF TRANSFORMATION YIELDING POSITIVE YEAR-OVER-YEAR IMPROVEMENT IN Q4 PROFITABILITY

Year Over Year Fourth Quarter Net Income Improvement of $16.4 Million and Adjusted EBITDA Growth of 89%

Continued strong cash generation and debt paydown further reduces net leverage

Provides outlook and guidance for Q1 and full year 2024

BOWLING GREEN, Ky. – February 28, 2024 – Holley Inc. (NYSE: HLLY), a leader in automotive aftermarket performance solutions, today announced financial results for its fourth quarter and full year ended December 31, 2023.

Fourth Quarter Highlights vs. Prior Year Period

●	Net Sales increased 1.0% to $155.7 million compared to $154.2 million last year
●	Gross Profit increased 27.5% to $60.3 million compared to $47.3 million last year, and gross margin was 38.7% compared to 30.7% last year
●	Net Income was $1.2 million, or $0.01 per diluted share, compared to a Net Loss of $(15.2) million, or $(0.13) per diluted share, last year
●	Adjusted Net Loss[1] was $(0.5) million compared to $(22.6) million last year
●	Adjusted EBITDA[1] was $28.5 million compared to $15.1 million last year
●	Net Cash Provided by Operating Activities was $31.2 million compared to $0.1 million last year
●	Free Cash Flow[1] was $29.9 million compared to $(1.3) million last year

Full Year 2023 Highlights vs. Prior Year Period

●	Net Sales decreased 4.2% to $659.7 million compared to $688.4 million last year
●	Gross Profit increased 1.0% to $256.1 million compared to $253.7 million last year, and gross margin was 38.8% compared to 36.8% last year
●	Net Income was $19.2 million, or $0.16 per diluted share, compared to $73.8 million, or $0.14 per diluted share, last year
●	Adjusted Net Income[1] was $25.0 million compared to $7.9 million last year
●	Adjusted EBITDA[1] was $130.1 million compared to $114.7 million last year
●	Net Cash Provided by Operating Activities was $88.1 million compared to $12.3 million last year
●	Free Cash Flow[1] was $83.6 million compared to $(0.4) million last year

1See “Use and Reconciliation of Non-GAAP Financial Measures” below.

“In 2023, Holley achieved many accomplishments as we focused on fueling our teammates, supercharging our customers, and accelerating profitable growth," said Matthew Stevenson, President and Chief Executive Officer of Holley. "We are in the early stages of an organizational transformation, and I am encouraged by the progress we made in 2023 to position ourselves for long-term success. We made significant strides in streamlining our organization and directing our sales, marketing, and R&D efforts towards high-impact areas. We have implemented new processes designed to improve all key aspects of Holley's operations, including a more targeted product development and R&D approach, disciplined inventory and SKU management processes, and a more informed innovation and product launch pipeline. While these transformative efforts are still in their early stages, they have already benefited our operational and financial performance in 2023, and I am confident that this positive momentum will continue as these programs gain traction.”

Key Operating Metrics and Strategic Highlights

●	Reduced past due orders sequentially by $4.8 million during the fourth quarter, $17.9 million in 2023
●	Reduced inventory sequentially by $13.7 million during the fourth quarter, $40.1 million in 2023
●	$5.0 million of year-over-year savings in the fourth quarter and $35.6 million for the full year driven by operational improvements and cost savings initiatives
●	Completed additional $25 million in early debt paydown against the Company’s first lien term loan facility in Q4
●	Holley’s bank-adjusted EBITDA leverage ratio at quarter end of 4.21x was well below the amended covenant ceiling of 5.75x for Q4 of 2023 and below the original covenant level of 5.0x
●	Record-setting attendance at consumer-focused Holley events in 2023, encompassing 7 multi-day festivals
●	Implemented a new organizational design, including seven distinct product category teams, to drive growth through expansion of Holley’s portfolio of brands and products into additional consumer verticals

Stevenson continued, “As we look to 2024, we will maintain our focus on transforming Holley’s growth engine, despite a potentially challenging macro-economic environment. We will put in the fundamental talent, resources, and processes to unlock its full potential. While we work on revving up Holley’s top-line growth engine, we will also simultaneously work on improving our distribution processes and cost to serve. We will also reduce complexity in product offerings, optimize our cost structure, and drive improved profitability.

Our operating model has exhibited increasingly strong cash flow, and we are confident that we will continue paying down debt and improving the company’s financial flexibility this year. Our focused strategy, disciplined culture, and dedicated team will guide us going forward as we drive toward our long-term financial goals.”

Holley's CFO, Jesse Weaver, said, "We anticipate a soft Q1 due to the lower than expected out the door consumer demand experienced by our resellers in late 2023 that led to high inventory levels at key distribution partners. However, we are confident in the overall strength of the automotive performance enthusiast aftermarket. We think that our product and launch strategy will lead to growth in the second half of the year and our actions to simplify and focus the organization will support our long-term goal of delivering at least 20% EBITDA margin.”

Outlook

Holley is providing the following outlook for the first quarter and full-year 2024:

Metric	First Quarter 2024 Outlook	Full Year 2024 Outlook
Net Sales	$150 - $160 million	$640 - $680 million
Adjusted EBITDA	$27 - $33 million	$125 - $145 million
Capital Expenditures		$8 - $12 million
Depreciation and Amortization Expense		$24 - $26 million
Interest Expense		$50 - $55 million
Bank-adjusted EBITDA Leverage Ratio		4.0x - 3.5x

Conference Call

A conference call and audio webcast has been scheduled for 8:30 a.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations portion of the Company’s website at investor.holley.com. For those that cannot join the webcast, you can participate by dialing 877-407-4019 (Toll Free) or 201-689-8337 (Toll) using the access code of 13744257.

For those unable to participate, a telephone replay recording will be available until Wednesday, March 6, 2024. To access the replay, please call 877-660-6853 (Toll Free) or 201-612-7415 (Toll) and enter confirmation code 13741890. A web-based archive of the conference call will also be available on the Company’s website.

Additional Financial Information

The Investor Relations page of Holley’s website, investor.holley.com contains a significant amount of financial information about Holley, including our earnings presentation, which can be found under Events & Presentations. Holley encourages investors to visit this website regularly, as information is updated, and new information is posted.

About Holley Inc.

Holley Inc. (NYSE: HLLY) is a leading designer, marketer, and manufacturer of high-performance products for car and truck enthusiasts. Holley offers a leading portfolio of iconic brands that deliver innovation and inspiration to a large and diverse community of millions of avid automotive enthusiasts who are passionate about the performance and personalization of their classic and modern cars. Holley has disrupted the performance category by putting the enthusiast consumer first, developing innovative new products, and building a robust M&A process that has added meaningful scale and diversity to its platform. For more information on Holley, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics, along with statements regarding the impact of organizational changes, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability of Holley to grow and manage growth profitably which may be affected by, among other things, competition; to maintain relationships with customers and suppliers; and to retain its management and key employees; 2) costs related to Holley being a public company; 3) disruptions to Holley’s operations, including as a result of cybersecurity incidents; 4) changes in applicable laws or regulations; 5) the outcome of any legal proceedings that have been or may be instituted against Holley; 6) general economic and political conditions, including the current macroeconomic environment, political tensions, and war (including the conflict in Ukraine, the conflict in Israel and surrounding areas, and the possible expansion of such conflicts and potential geopolitical consequences); 7) the possibility that Holley may be adversely affected by other economic, business, and/or competitive factors, including recent events affecting the financial services industry (such as the closures of certain regional banks); 8) Holley’s estimates of its financial performance; 9) Holley’s ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; and 10) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2023, and/or disclosed in any subsequent filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes no duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations:

Ross Collins / Stephen Poe

Alpha IR Group

312-445-2870

HLLY@alpha-ir.com

Media Relations Contacts:
Paul Oakley, poakley@tinymightyco.com / Rachel Withers, rwithers@tinymightyco.com

Tiny Mighty Communications

615-454-2913

[Financial Tables to Follow]

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	For the thirteen weeks ended				For the year ended
	December 31,	December 31,	Variance	Variance	December 31,	December 31,	Variance	Variance
	2023	2022	($)	(%)	2023	2022	($)	(%)
Net Sales	$155,707	$154,165	$1,542	1.0%	$659,704	$688,415	$(28,711)	-4.2%
Cost of Goods Sold	95,453	106,908	(11,455)	-10.7%	403,615	434,757	(31,142)	-7.2%
Gross Profit	60,254	47,257	12,997	27.5%	256,089	253,658	2,431	1.0%
Selling, General, and Administrative	32,246	48,196	(15,950)	-33.1%	120,244	150,728	(30,484)	-20.2%
Research and Development Costs	4,909	6,687	(1,778)	-26.6%	23,844	29,083	(5,239)	-18.0%
Amortization of Intangible Assets	3,517	3,698	(181)	-4.9%	14,557	14,683	(126)	-0.9%
Impairment of Indefinite-Lived Intangible Assets	—	—	—	nm	—	2,395	(2,395)	-100.0%
Acquisition and Restructuring Costs	535	1,266	(731)	-57.7%	2,641	4,513	(1,872)	-41.5%
Other Operating Expense (Benefit)	257	920	(663)	-72.1%	765	1,514	(749)	-49.5%
Operating Expense	41,464	60,767	(19,303)	-31.8%	162,051	202,916	(40,865)	-20.1%
Operating Income (Loss)	18,790	(13,510)	32,300	nm	94,038	50,742	43,296	85.3%
Change in Fair Value of Warrant Liability	(1,405)	(5,909)	4,504	-76.2%	4,111	(57,021)	61,132	nm
Change in Fair Value of Earn-Out Liability	214	(1,449)	1,663	nm	2,303	(10,731)	13,034	nm
Gain on Early Extinguishment of Debt	(701)	—	(701)	nm	(701)	—	(701)	nm
Interest Expense, Net	18,837	13,447	5,390	40.1%	60,746	40,227	20,519	51.0%
Non-Operating Expense (Income)	16,945	6,089	10,856	178.3%	66,459	(27,525)	93,984	nm
Income (Loss) Before Income Taxes	1,845	(19,599)	21,444	nm	27,579	78,267	(50,688)	-64.8%
Income Tax Expense (Benefit)	643	(4,373)	5,016	nm	8,399	4,493	3,906	86.9%
Net Income (Loss)	$1,202	$(15,226)	$16,428	nm	$19,180	$73,774	$(54,594)	-74.0%
Comprehensive Income (Loss):
Foreign Currency Translation Adjustment	337	(2,248)	2,585	nm	234	(990)	1,224	nm
Pension Liability Gain	—	302	(302)	-100.0%	—	302	(302)	-100.0%
Total Comprehensive Income (Loss)	$1,539	$(17,172)	$18,711	nm	$19,414	$73,086	$(53,672)	-73.4%
Common Share Data:
Basic Net Income (Loss) per Share	$0.01	$(0.13)	$0.14	nm	$0.16	$0.63	$(0.47)	-74.6%
Diluted Net Income (Loss) per Share	$0.01	$(0.13)	$0.14	nm	$0.16	$0.14	$0.02	14.3%
Weighted Average Common Shares Outstanding - Basic	117,707	117,148	559	0.5%	117,379	116,763	616	0.5%
Weighted Average Common Shares Outstanding - Diluted	119,573	117,179	2,394	2.0%	118,511	117,248	1,263	1.1%
nm - not meaningful

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	As of
	December 31,	December 31,
	2023	2022
Assets
Total Current Assets	$297,366	$324,963
Property, Plant and Equipment, Net	47,206	52,181
Goodwill	419,056	418,121
Other Intangibles, Net	410,465	424,855
Other Noncurrent Assets	29,250	29,522
Total Assets	$1,203,343	$1,249,642

Liabilities and Stockholders’ Equity
Total Current Liabilities	$92,847	$101,259
Long-Term Debt, Net of Current Portion	577,600	643,563
Deferred Taxes	53,542	58,390
Other Noncurrent Liabilities	38,203	30,440
Total Liabilities	762,192	833,652

Common Stock	12	12
Additional Paid-In Capital	373,869	368,122
Accumulated Other Comprehensive Loss	(710)	(944)
Retained Earnings	67,980	48,800
Total Stockholders’ Equity	441,151	415,990
Total Liabilities and Stockholders’ Equity	$1,203,343	$1,249,642

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the year ended
	December 31,	December 31,	December 31,	December 31,
	2023	2022	2023	2022
Operating Activities
Net Income (Loss)	$1,202	$(15,226)	$19,180	$73,774
Adjustments to Reconcile to Net Cash	14,625	17,465	44,071	(5,155)
Changes in Operating Assets and Liabilities	15,402	(2,091)	24,841	(56,307)
Net Cash Provided by Operating Activities	31,229	148	88,092	12,312

Investing Activities
Capital Expenditures, Net of Dispositions	(1,328)	(1,430)	(4,453)	(12,702)
Acquisitions / Divestitures, net	—	1,742	—	(12,335)
Net Cash Provided by (Used in) Investing Activities	(1,328)	312	(4,453)	(25,037)

Financing Activities
Net Change in Debt	(25,601)	8,307	(66,038)	3,517
Deferred financing fees	—	—	(1,427)	—
Payments from Stock-Based Award Activities	(409)	—	(1,543)	(1,050)
Proceeds from Issuance of Common Stock Due to Exercise of Warrants	—	—	—	383
Net Cash Provided by (Used in) Financing Activities	(26,010)	8,307	(69,008)	2,850

Effect of Foreign Currency Rate Fluctuations on Cash	357	777	300	(300)

Net Change in Cash and Cash Equivalents	4,248	9,544	14,931	(10,175)

Cash and Cash Equivalents
Beginning of Period	36,833	16,606	26,150	36,325
End of Period	$41,081	$26,150	$41,081	$26,150

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Free Cash Flow are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may be different from non-GAAP and other financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing Holley’s financial performance. These metrics should not be considered as alternatives to net income, net cash provided by operating activities, or any other performance measures, as applicable, derived in accordance with GAAP.

Holley believes EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Free Cash Flow are useful to investors in evaluating the Company’s financial performance and in comparing the Company’s financial results between periods because they exclude the impact of certain items that we do not consider indicative of our ongoing operating performance. In addition, Holley uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business. Holley believes that these non-GAAP and other financial measures help to depict a more realistic representation of the performance of the underlying business, enabling Holley to evaluate and plan more effectively for the future.

HOLLEY INC. and SUBSIDIARIES
USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the year ended
	December 31,	December 31,	December 31,	December 31,
	2023	2022	2023	2022
Net Income (Loss)	$1,202	$(15,226)	$19,180	$73,774

Adjustments:
Interest Expense, Net	18,837	13,447	60,746	40,227
Income Tax Expense (Benefit)	643	(4,373)	8,399	4,493
Depreciation	2,570	2,607	10,308	10,107
Amortization	3,517	3,698	14,557	14,683
EBITDA	26,769	153	113,190	143,284

Acquisition and Restructuring Costs	535	1,266	2,641	4,513
Change in Fair Value of Warrant Liability	(1,405)	(5,909)	4,111	(57,021)
Change in Fair Value of Earn-Out Liability	214	(1,449)	2,303	(10,731)
Equity-Based Compensation Expense	2,121	14,877	7,291	24,395
Product Rationalization	—	4,519	(800)	4,519
Impairment of Indefinite-Lived Intangible Assets	—	—	—	2,395
Gain on Early Extinguishment of Debt	(701)	—	(701)	—
Notable Items	721	741	1,285	1,838
Other Expense	257	920	765	1,514
Adjusted EBITDA	$28,511	$15,118	$130,085	$114,706

Total Revenues	$155,707	$154,165	$659,704	$688,415
Net Income Margin	0.8%	-9.9%	2.9%	10.7%
Adjusted EBITDA Margin	18.3%	9.8%	19.7%	16.7%

	For the thirteen weeks ended		For the year ended
	December 31,	December 31,	December 31,	December 31,
	2023	2022	2023	2022
Net Income (Loss)	$1,202	$(15,226)	$19,180	$73,774
Special items:
Adjust for: Change in Fair Value of Warrant Liability	(1,405)	(5,909)	4,111	(57,021)
Adjust for: Change in Fair Value of Earn-Out Liability	214	(1,449)	2,303	(10,731)
Adjust for: Gain on Early Extinguishment of Debt	(554)	—	(554)	—
Adjust for: Impairment of Indefinite-Lived Intangible Assets	—	—	—	1,892
Adjusted Net Income (Loss)	$(543)	$(22,584)	$25,040	$7,914

	For the thirteen weeks ended		For the year ended
	December 31,	December 31,	December 31,	December 31,
	2023	2022	2023	2022
Net Cash Provided by Operating Activities	$31,229	$148	$88,092	$12,312
Capital Expenditures, Net of Dispositions	(1,328)	(1,430)	(4,453)	(12,702)
Free Cash Flow	$29,901	$(1,282)	$83,639	$(390)

	First Quarter 2024 Outlook		Full Year 2024 Outlook
	Low Range	High Range	Low Range	High Range
Net Sales	$150,000	$160,000	$640,000	$680,000
Adjusted EBITDA	27,000	33,000	125,000	145,000
Depreciation and Amortization			24,000	26,000
Interest Expense			50,000	55,000
Capital Expenditures			8,000	12,000
Bank-adjusted EBITDA Leverage Ratio			4.0x	3.5x

Holley defines EBITDA as earnings before depreciation, amortization of intangible assets, interest expense, and income tax expense. Holley defines Adjusted EBITDA as EBITDA adjusted to exclude, to the extent applicable, acquisition and restructuring costs, which includes transaction fees and expenses, termination related benefits, facilities relocation, and executive transition costs; changes in the fair value of the warrant liability; changes in the fair value of the earn-out liability; equity-based compensation expense; impairment of intangible assets; gain or loss on the early extinguishment of debt; non-cash charges due to a product rationalization initiative aimed at eliminating unprofitable or slow-moving stock keeping units, for which a partial reversal of the initial reserve was recognized during the year ended December 31, 2023; notable items that we do not believe are reflective of our underlying operating performance, which for the year ended December 31, 2023, includes certain costs incurred for advisory services related to identifying performance initiatives, and for the year ended December 31, 2022, includes a non-cash adjustment related to the adoption of ASC Topic 842, “Leases,” and legal fees and costs related to a settlement; and other expenses or gains, which includes gains or losses from disposal of fixed assets, franchise taxes, and gains or losses from foreign currency transactions. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues.

Holley calculates Adjusted Net Income by excluding the after-tax effect of items considered by management to be special items from the earnings reported under U.S. GAAP. Management uses this measure to focus on on-going operations and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. Holley believes that using this information, along with net income, provides for a more complete analysis of the results of operations.

Holley defines Free Cash Flow as net cash provided by operating activities minus cash payments for capital expenditures, net of dispositions. Management believes providing Free Cash Flow is useful for investors to understand the Company's performance and results of cash generation after making capital investments required to support ongoing business operations.

A forecast for first quarter and full year 2024 Adjusted EBITDA and a forecast for full year 2024 Year-end Bank-adjusted EBITDA Leverage Ratio is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure, net income, is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, Holley is unable to provide a reconciliation of its forecasted 2024 Adjusted EBITDA and Bank-adjusted EBITDA Leverage Ratio without unreasonable effort.